   As filed with the Securities and Exchange Commission on December 14, 2000

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               ----------------

                                 SONOSITE, INC.
             (Exact name of Registrant as specified in its charter)

          Washington                                      91-1405022
  (State of incorporation)                  (I.R.S. Employer Identification No.)

                              21919 30th Drive S.E.
                         Bothell, Washington 98021-3904
                    (Address of principal executive offices)

                             -----------------------

   Option Notice Agreement, dated July 17, 2000, between the Registrant and
                                 Daniel Walton
   Option Notice Agreement, dated July 24, 2000, between the Registrant and
                               Michael J. Schuh
                  1998 Nonofficer Employee Stock Option Plan

                            -----------------------

                               Kevin M. Goodwin
                     President and Chief Executive Officer
                                SonoSite, Inc.
                             21919 30th Drive S.E.
                        Bothell, Washington 98021-3904
                                (425) 951-1200
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                   Copy to:

                               Stephen M. Graham
                               John W. Creighton
                      Orrick, Herrington & Sutcliffe LLP
                         701 Fifth Avenue, Suite 6500
                           Seattle, Washington 98104

                             -----------------------

               (Calculation of Registration Fee on following page)

                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                       Proposed          Proposed
                                                  Maximum Amount        Maximum          Maximum         Amount of
                                                       to Be        Offering Price      Aggregate       Registration
     Title of Securities to Be Registered          Registered(1)       Per Share      Offering Price        Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, subject to
outstanding options:

Under individual option letter agreement in
the form of Exhibit 99.1(2)....................      35,000 shares    $ 28.594(2)     $ 1,000,790         $  265

Under individual option letter agreement in
the form of Exhibit 99.2(3)....................      60,000 shares    $  28.25(3)     $ 1,695,000         $  448

1998 Nonofficer Employee Stock Option Plan.....     308,250 shares    $14.5216(4)     $ 4,476,284         $1,182

Common Stock, $0.01 par value, authorized but
unissued under 1998 Nonofficer Employee Stock
Option Plan....................................      91,750 shares    $ 14.625(5)     $ 1,341,844         $  355

         TOTAL.................................     495,000 shares                                        $2,250
         -----                                                                                            ======

-----------------------
(1) This Registration Statement shall also cover any additional shares of common stock that become issuable pursuant to such individual option letter agreements by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the computation is based on the exercise price per share of $28.594 as to outstanding but unexercised options to purchase an aggregate of 35,000 shares of common stock granted under individual option notice agreement in the form of Exhibit 99.1.

(3) Pursuant to Rule 457(h) of the Securities Act, the computation is based on the exercise price per share of $28.25 as to outstanding but unexercised options to purchase an aggregate of 60,000 shares of common stock granted under individual option notice agreement in the form of
         Exhibit 99.2.

(4) Pursuant to Rule 457(h) of the Securities Act, the computation is based on the weighted average exercise price per share of $14.5216 as to outstanding but unexercised options to purchase an aggregate of 308,250 shares of common stock granted under the 1998 Nonofficer Employee Stock Option Plan.

(5) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on December 7, 2000.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 and two amendments to such Form 10, filed on February 13, 1998, March 19, 1998 and March 31, 1998, respectively, under Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           Description of Securities.  Not applicable.
                  -------------------------

Item 5.           Interests of Named Experts and Counsel.  None.
                  --------------------------------------

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

         Article VI of the Registrant's Restated Articles of Incorporation provides that the Registrant may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA") or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgements, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Registrant and shall inure to the benefit of his or her heirs and personal representatives.

         The Registrant may pay the expenses of a director, officer, employee or agent of the Registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Registrant's Restated Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

         No indemnification shall be provided under the Registrant's Restated Articles of Incorporation to any such person if the Registrant is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Article V of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         In addition, the Registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.

Item 7.           Exemption From Registration Claimed.  Not applicable.
                  -----------------------------------

Item 8.           Exhibits.
                  --------

     Exhibit
     Number        Description
     ------        -----------
      5.1          Opinion of Orrick, Herrington & Sutcliffe LLP regarding
                   legality of the common stock being registered.
     23.1          Consent of Orrick, Herrington & Sutcliffe LLP (included in
                   Exhibit 5.1).
     23.2          Consent of KPMG LLP, Independent Auditors.
     24.1          Power of Attorney (see signature page).
     99.1          Form of Michael Schuh Option Notice Agreement.
     99.2          Form of Daniel Walton Option Notice Agreement.
     99.3          1998 Nonofficer Employee Stock Option Plan.

_______________

Item 9.            Undertakings.
                   ------------

         The undersigned Registrant hereby undertakes:

                   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 13th day of December, 2000.

                                   SONOSITE, INC.



                                   By: /s/ Kevin M. Goodwin
                                      ------------------------------------------
                                       Kevin M. Goodwin
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Kevin M. Goodwin and Michael J. Schuh or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 13th day of December, 2000.

         Signature                              Title
         ---------                              -----

    /s/ Kevin M. Goodwin             President, Chief Executive Officer and
---------------------------          Director (Principal Executive Officer)
        Kevin M. Goodwin

    /s/ Michael J. Schuh             Vice President - Finance, Chief Financial
----------------------------         Officer, Secretary and Treasurer (Principal
        Michael J. Schuh             Financial and Accounting Officer)


    /s/ Kirby L. Cramer              Chairman of the Board
----------------------------
        Kirby L. Cramer

    /s/ Edward V. Fritzky            Director
-----------------------------
        Edward V. Fritzky

   /s/ Steven R. Goldstein, M.D.     Director
---------------------------------
       Steven R. Goldstein, M.D.

   /s/ Ernest Mario, Ph.D.                  Director
------------------------------
       Ernest Mario, Ph.D.

   /s/ William G. Parzybok, Jr.             Director
--------------------------------
       William G. Parzybok, Jr.

   /s/ Jeffrey Pfeffer, Ph.D.               Director
-------------------------------
       Jeffrey Pfeffer, Ph.D.

   /s/ Dennis A. Sarti, M.D.                Director
-------------------------------
       Dennis A. Sarti, M.D.

   /s/ Jacques Souquet, Ph.D.               Director
-------------------------------
       Jacques Souquet, Ph.D.

                                INDEX TO EXHIBITS

   Exhibit
   Number                               Description
   ------      -----------------------------------------------------------------
     5.1       Opinion of Orrick, Herrington & Sutcliffe LLP as to the legality of the common stock being registered.

    23.1       Consent of Orrick, Herrington & Sutcliffe LLP
               (included in Exhibit 5.1).

    23.2       Consent of KPMG LLP, Independent Auditors.

    24.1       Power of Attorney (see signature page).

    99.1       Form of Michael Schuh Option Notice Agreement.

    99.2       Form of Daniel Walton Option Notice Agreement.

    99.3       1998 Nonofficer Employee Stock Option Plan.